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                                                                     EXHIBIT 4.7


                          SECOND SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 14, 2001, among Iron Mountain Incorporated (the "Company"), Iron Mountain Off-Site Data Protection, Inc., Arcus Data Security, LLC, COMAC, Inc., DSI Technology Escrow Services, Inc., IM Billerica, Inc., Iron Mountain Records Management, Inc., Iron Mountain Global, Inc., Iron Mountain Global, LLC, Iron Mountain Records Management of Michigan, Inc., Iron Mountain Consulting Services, LLC, Iron Mountain/National Underground Storage, LLC, Iron Mountain Confidential Destruction LLC (collectively the "Guarantors"), each of which is a direct or indirect wholly owned subsidiary of the Company, and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated April 3, 2001 as supplemented by the First Supplemental Indenture, dated April 3, 2001 (as so supplemented, the "Indenture"), providing for the issuance of an aggregate principal amount of $225,000,000 of 8-5/8% Senior Subordinated Notes due 2013 (the "Notes"); and

      WHEREAS, Section 2.1 of the Indenture provides that the Company shall pay principal and interest on the Notes in accordance with the terms of the Notes; and

      WHEREAS, the Global Note dated April 3, 2001 issued by the Company to the Trustee states that interest payments shall occur every six months on April 1 and October 1, and that the record date for the purpose of determining the Holders of record for any such interest payment shall be March 15 and September 15, respectively; and

      WHEREAS, the Company desires to set a special Record Date solely with respect to the October 1, 2001 interest payment; and

      WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. SPECIAL RECORD DATE: The Record Date for purposes of determining the Holders of the Notes entitled to an interest payment on October 1, 2001 shall be September 24, 2001 (the "Special Record Date").

      2. AMENDMENT TO GLOBAL NOTE: Section 1 of the Global Note dated April 3, 2001 is hereby amended to provide an additional sentence at the end of such section stating as follows: "Notwithstanding the foregoing, solely with respect to the October 1, 2001 interest payment date, the record date shall be September 24, 2001."


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      3. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

      5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7. EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

      8. TRUSTEE. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

      9. INDEMNIFICATION OF TRUSTEE. The Company agrees to indemnify the Trustee and to hold the Trustee harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and court costs) at any time asserted against or incurred by the Trustee by reason of, arising out of or in connection with the execution of this Supplemental Indenture, except for the Trustee's own negligent action, its own negligent failure to act, or its own willful misconduct.





                  [Remainder of page intentionally left blank.]

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.


                                    IRON MOUNTAIN INCORPORATED



                                    By:   /s/ C. Richard Reese
                                        --------------------------------------
                                        C. Richard Reese
                                        Chairman and Chief Executive Officer

                                    IRON MOUNTAIN RECORDS
                                       MANAGEMENT, INC.,
                                    IRON MOUNTAIN RECORDS
                                       MANAGEMENT OF MICHIGAN, INC.,
                                    IM BILLERICA, INC.,
                                    DSI TECHNOLOGY ESCROW SERVICES, INC.,
                                    IRON MOUNTAIN OFF-SITE DATA
                                       PROTECTION, INC.,
                                    IRON MOUNTAIN GLOBAL, INC.,
                                    COMAC, INC.




                                    By:   /s/ C. Richard Reese
                                        --------------------------------------
                                        C. Richard Reese
                                        Chairman and Chief Executive Officer


                                    IRON MOUNTAIN / NATIONAL UNDERGROUND
                                       STORAGE, LLC,
                                    IRON MOUNTAIN CONSULTING
                                       SERVICES, LLC, and
                                    IRON MOUNTAIN CONFIDENTIAL
                                       DESTRUCTION LLC

                                    By:   IRON MOUNTAIN RECORDS
                                          MANAGEMENT, INC., its sole Member



                                          By:   /s/ C. Richard Reese
                                              ----------------------------------
                                              C. Richard Reese
                                              Chairman and Chief Executive
                                              Officer

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                                    IRON MOUNTAIN GLOBAL, LLC,

                                    By:    IRON MOUNTAIN GLOBAL, INC.
                                           its sole Member



                                          By:   /s/ C. Richard Reese
                                              ----------------------------------
                                              C. Richard Reese
                                              Chairman and Chief Executive
                                              Officer


                                    ARCUS DATA SECURITY, LLC,

                                    By:    IRON MOUNTAIN OFF-SITE DATA
                                           PROTECTION, INC., its sole Member


                                          By:   /s/ C. Richard Reese
                                              ----------------------------------
                                              C. Richard Reese
                                              Chairman and Chief Executive
                                              Officer


                                    THE BANK OF NEW YORK, as Trustee



                                    By:          /s/ Kisha Holder
                                        --------------------------------------
                                        Name:  Kisha Holder
                                        Title: Assistant Treasurer